Exhibit 10.19

AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC.
2007 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Pursuant to the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”), Skilled Healthcare Group, Inc. (the “Company”) hereby grants to the holder listed below (“Holder”) the number of Restricted Stock Units set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”).

Holder:

Grant Date:

Total Number of Restricted Stock Units:

Vesting Schedule:
Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Unit Agreement, 100% of the Restricted Stock Units (as adjusted pursuant to Section 11.3 of the Plan) shall become fully vested and nonforfeitable on the first anniversary of the Grant Date.
In no event, however, shall any Restricted Stock Units become vested and nonforfeitable following Holder's Termination of Service, except as may otherwise be provided by the Administrator.

Distribution Schedule:	The total number of vested Restricted Stock Units shall be distributable on _______________________. This date shall be referred to as the “Distribution Date.”

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement.

SKILLED HEALTHCARE GROUP, INC.      Holder

By:		By:
Print Name:		Print Name:
Title:

Address:	27442 Portola Parkway, Suite 200	Address:
Foothill Ranch, California 92610

Attachments:	Restricted Stock Unit Award Agreement (Exhibit A)
Amended and Restated Skilled Healthcare, Inc. 2007 Incentive Award Plan (Exhibit B)
Amended and Restated Skilled Healthcare, Inc. 2007 Incentive Award Plan Prospectus (Exhibit C)

EXHIBIT A TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, Skilled Healthcare Group, Inc. (the “Company”) granted to the holder (“Holder”) specified on the Grant Notice a restricted stock unit award under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”) for the number of restricted stock units indicated in the Grant Notice (“Restricted Stock Units”), subject to the terms and conditions of the Grant Notice, the Agreement and the Plan.

I. GENERAL
     1.1 Defined Terms. Wherever the following terms are used herein they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
“Separation from Service” shall mean Holder's “separation from service” with respect to the Company (and the service recipient that includes the Company), as defined in Treasury Regulation Section 1.409A-1(h).
“Specified Employee” shall mean a “specified employee” with respect to the Company (and the service recipient that includes the Company), as defined in Treasury Regulation Section 1.409A-1(i).
     1.2 Incorporation of Terms of Plan. The Restricted Stock Units evidenced by the Grant Notice and the Agreement are also subject to the terms and conditions of the Plan, which are incorporated herein by reference.
II. GRANT, VESTING AND DISTRIBUTION OF RESTRICTED STOCK UNITS
     2.1 Grant of Restricted Stock Units. In consideration of Holder's past and/or continued service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder an award of the number of Restricted Stock Units specified on the Grant Notice, subject to the terms and conditions set forth in the Plan, the Grant Notice and the Agreement. Each Restricted Stock Unit represents the right to receive a share of the Company's Common Stock at the time the Restricted Stock Unit is distributed, in accordance with the terms and conditions set forth in the Plan and the Grant Notice.
     2.2 Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the vesting schedule set forth in the Grant Notice and Section 2.3 below. Unless and until the Restricted Stock Units have vested in accordance with the preceding sentence, Holder shall have no right to any distribution made with respect to such Restricted Stock Units. Subject to Section 2.3, in the event of Holder's Termination of Service prior to the vesting of all of the Restricted Stock Units, any Restricted Stock Units which remain unvested at such time will terminate automatically and be forfeited without further notice and at no cost to the Company.
      2.3 Accelerated Vesting. Notwithstanding anything to the contrary in Section 2.2 or the Grant Notice, all of the Restricted Stock Units shall vest on an accelerated basis upon Holder's death or “disability,” as defined in Treasury Regulation Section 1.409A-3(i)(4) (“Disability”).
     2.4 Distribution of Common Stock.
          (a) Subject to the terms and conditions of the Plan and the Agreement, and subject to subsection (d), the shares of Common Stock underlying Holder's vested Restricted Stock Units shall be distributed to Holder (or in the event of Holder's death, to his or her estate) upon the Distribution Date set forth in the Grant Notice.
         (b) Subject to subsection (d), the shares of Common Stock underlying Holder's vested Restricted Stock Units to be distributed under this Section 2.4 shall be distributed in a lump sum not later than 10 days following the Distribution Date set forth in the Grant Notice.
(c) Subject to subsection (d), in the event that the Restricted Stock Units become fully vested and nonforfeitable due to Holder's death or Disability under Section 2.3, the shares of Common Stock underlying Holder's vested Restricted Stock Units shall be distributed in a lump sum not later than 10 days following the date of Holder's death or Disability, as the case may be.
(d) In the event that the Holder's vested Restricted Stock Units are distributable upon the Distribution Date which is the date of Holder's Separation from Service (or, in the event that the Holder's vested Restricted Stock Units are distributable upon the Distribution Date which is the earlier of Holder's Separation from Service and the date certain specified in the Grant Notice, and the Holder's Separation from Service is the earlier to occur), and Holder is a Specified Employee as of the date of Holder's Separation from Service, to the extent required by Treasury Regulation Section 1.409A-3, the vested Restricted Stock Units shall be distributed upon the date that is six months after the date of Holder's Separation from Service (or, if earlier than the end of the six month period, the date of Holder's death).

(e) All distributions shall be made by the Company in the form of whole shares of Common Stock (and cash in an amount equal to the value of any fractional Restricted Stock Unit, determined based on the Fair Market Value as of the Distribution Date).
     2.5 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon settlement of the Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock in settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;
          (b) The completion of any registration or other qualification of such shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;
          (d) The receipt by the Company (or other employer) of full payment of all amounts which, under federal, state, local or foreign tax law, the Company (or other employer) is required to withhold upon issuance of such shares; and
          (e) The lapse of such reasonable period of time following the applicable distribution event as the Administrator may from time to time establish for reasons of administrative convenience.
     2.6 Rights as Stockholder. The holder of the Restricted Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares issuable or deliverable upon settlement of the Restricted Stock Units, unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
III. OTHER PROVISIONS
     3.1 Administration. The Administrator shall have the power to (a) interpret the Plan and the Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, and (c) amend the Agreement, subject to Section 3.10. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Agreement or the Restricted Stock Units. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and the Agreement, subject to Section 10.2 of the Plan.
     3.2 Limited Transferability. The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for Holder's debts, contracts or engagements or the debts, contracts or engagements of Holder's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     3.3 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the shares of Common Stock issued hereunder shall be endorsed with any legend(s) that may be required by applicable federal, state or foreign securities laws, to be placed on the certificate(s) evidencing such shares.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of the Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     3.4 No Employment Rights. Nothing in the Plan or the Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate Holder's services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.
     3.5 Shares to Be Reserved. The Company shall at all times prior to the settlement or forfeiture of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Agreement.
     3.6 Notices. Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder's signature on the Grant Notice or at the last known address for Holder contained in the Company's records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     3.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.
     3.8 Governing Law; Severability. The Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to conflicts of law principles thereof. Should any provision of the Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     3.9 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.10 Amendments. To the extent permitted by the Plan, the Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no termination, amendment, or modification of the Agreement shall adversely affect Holder's rights under the Restricted Stock Units in any material way without Holder's prior written consent. The Agreement may not be modified, suspended or terminated except by an instrument in writing signed by a duly authorized representative of the Company and, if Holder's consent is required, by Holder.
     3.11 Successors and Assigns. The Company may assign any of its rights with respect to the Restricted Stock Units to single or multiple assignees, and the Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2, the Agreement shall be binding upon Holder and Holder's heirs, executors, administrators, successors and assigns.
     3.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
    3.13 Taxes.
          (a) Notwithstanding anything to the contrary in the Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance of the Restricted Stock Units, the distribution of shares of Common Stock with respect thereto, or any other taxable event related to the Restricted Stock Units. The Company may permit Holder to make such payment in one or more of the forms specified below:
          (i) by cash or check made payable to the Company;
          (ii) by the deduction of such amount from other compensation payable to Holder;
          (iii) by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv) by tendering vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or
          (v) in any combination of the foregoing.
          (b) In the event Holder fails to provide timely payment of all sums required pursuant to Section 3.13(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder's required payment obligation pursuant to Section 3.13(a)(ii) or Section 3.13(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the Restricted Stock Units to Holder or his legal representative unless and until Holder or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the grant of the Restricted Stock Units, the distribution of the shares of Common Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.
     3.14 Adjustments. The Administrator may adjust the Restricted Stock Units in accordance with the provisions of Section 11.3 of the Plan.
     3.15 Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and the Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Holder or any other person. Holder shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Common Stock shall be distributed to Holder under the terms and conditions set forth herein.
     3.16 Compliance with Internal Revenue Code Section 409A. To the extent the Restricted Stock Units are intended to provide for any deferral of compensation subject to Code Section 409A, such Restricted Stock Units are intended to satisfy, and shall be interpreted and administered in accordance with, the requirements of Code Section 409A and any Treasury Regulations and other guidance issued thereunder.
3.17 Entire Agreement. The Plan, the Grant Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

EXHIBIT B TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE
AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC.
2007 INCENTIVE AWARD PLAN

  EXHIBIT C TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE
AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC.
2007 INCENTIVE AWARD PLAN PROSPECTUS